Exhibit 13 . 1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of KUBOTA CORPORATION (the “Company”), hereby certifies, to such officers’ knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 21, 2005

/s/ Daisuke Hatakake
Daisuke Hatakake
President and Representative Director
(Chief Executive Officer)

/s/ Hirokazu Nara
Hirokazu Nara
Director
(Chief Financial Officer)